Exhibit 23.7

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S‑4 of Gardner Denver Holdings, Inc. of our report dated October 2, 2019 relating to the financial statements of the Precision Flow Systems business of Silver II GP Holdings S.C.A., which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
January 15, 2020